Exhibit 99.1

Journey Medical Corporation Reports Third Quarter 2025 Financial Results and Recent Corporate Highlights

Third quarter 2025 net revenues were $17.6 million

Emrosi™ total prescriptions increased 146% over the second quarter of 2025

Emrosi net revenues were $4.9 million

Company to hold conference call today at 4:30 p.m. ET to discuss the financial results and provide a business update

Scottsdale, AZ – November 12, 2025 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical,” “the Company,” “we” or “our”), a commercial-stage pharmaceutical company primarily focused on selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the third quarter ended September 30, 2025.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “Our third quarter 2025 results reflect continued strong execution and accelerating commercial momentum, with revenue increasing 21% year-over-year to $17.6 million. Emrosi™ continues to drive growth, generating $4.9 million in net sales in the third quarter alone, supported by robust market adoption and payer access that continues to expand. We anticipate the growth of Emrosi and our established dermatology commercial infrastructure to generate significant operating leverage going forward.”

Mr. Maraoui added, “Emrosi’s clinical differentiation was further validated this quarter through a pooled Phase 3 efficacy analysis presented at the Fall Clinical Dermatology Conference, which confirmed statistically significant clinical superiority over both Oracea® and placebo. As Emrosi gains recognition among both dermatologists and patients, we believe it is well-positioned to become the preferred treatment for inflammatory lesions of rosacea.”

Financial Results for the Third Quarter 2025:

•	Revenues totaled $17.6 million in the third quarter of 2025, representing a 21% increase compared to $14.6 million in the third quarter of 2024, driven by incremental net product revenue related to the U.S. commercial launch of Emrosi.

•	Gross margin(1) continues to improve from quarter to quarter in 2025 (Q1-63.5%; Q2-67.1%; Q3-67.4%), driven by net revenues from Emrosi and Qbrexza, our higher-margin products, and lower overall inventory period costs. Gross margin was 67.4% in the third quarter of 2025 compared to 69.4% in the third quarter of 2024. The higher gross margin in the third quarter of 2024 was primarily due to the favorable impact of one-time non-operational adjustments and product mix in the third quarter of 2024.

•	Selling, general and administrative (SG&A) expenses were $12.1 million for the third quarter of 2025, reflecting a 6% increase compared to $11.4 million in the third quarter of 2024. The increase is primarily due to the incremental operational activities related to the launch and commercialization of Emrosi. SG&A for the three-month periods ended September 30, 2025, and 2024 includes non-cash stock compensation of $1.9 million and $1.5 million, respectively.

•	Net loss was $2.3 million for the third quarter of 2025, compared to a net loss of $2.4 million for the third quarter of 2024, or $(0.09) per share basic and diluted or $(0.12) per share basic and diluted, respectively.

•	EBITDA and Adjusted EBITDA:

o	For the third quarter ended September 30, 2025, EBITDA was a negative $0.5 million, compared to a negative $1.0 million for the third quarter of 2024, reflecting an improvement of $0.5 million. Adjusted EBITDA for the quarter was a positive $1.7 million, versus a positive $0.3 million in the prior-year quarter, reflecting an improvement of $1.4 million.

•	EBITDA and Adjusted EBITDA are non-GAAP financial measures, each of which is reconciled to the most directly comparable financial measures calculated in accordance with GAAP in the table below under “Use of Non-GAAP Measures.”

•	At September 30, 2025, the Company had $24.9 million in cash and cash equivalents, as compared to $20.3 million at December 31, 2024.

Recent Corporate Highlights:

•	In October 2025, efficacy data from a pooled analysis of the two Phase 3 multicenter, randomized, double-blind, parallel-group, active-comparator and placebo-controlled clinical trials, Minocycline Versus Oracea® in Rosacea-1 (MVOR-1) and Minocycline Versus Oracea in Rosacea-2 (MVOR-2), evaluating Emrosi™ (40 mg Minocycline Hydrochloride Modified-Release Capsules, 10 mg immediate release and 30 mg extended release) (or “DFD-29”) for the treatment of inflammatory lesions of rosacea in adults, were presented at the 2025 Fall Clinical Dermatology Conference. Emrosi demonstrated superior efficacy in Investigator’s Global Assessment (“IGA”) treatment success rates and inflammatory lesion count reduction versus both placebo and doxycycline (P<0.001 for all comparisons).

•	In July 2025, Journey Medical announced expanded payer access with over 100 million commercial lives in the United States for Emrosi. This compares to 54 million commercial lives in May 2025. Full commercial launch began on April 7, 2025.

Conference Call and Webcast Information:

Journey Medical management will conduct a conference call and audio webcast on November 12, 2025, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference call here: https://dpregister.com/sreg/10204065/100324a2b1b. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

(1)	We define gross margin as net product revenue less cost of goods sold divided by net product revenue.
(2)	Oracea® is a registered trademark of Galderma Holdings, S.A. Société Anonyme.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets eight branded FDA-approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of our recently approved product, EmrosiTM, and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$24,948	$20,305
Accounts receivable, net of reserves	17,983	10,231
Inventory	11,818	14,431
Prepaid expenses and other current assets	1,638	3,212
Total current assets	56,387	48,179
Intangible assets, net	28,670	31,863
Operating lease right-of-use asset, net	134	199
Total assets	$85,191	$80,241
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$11,557	$16,050
Due to related party	755	528
Accrued expenses	21,193	17,425
Accrued interest	416	404
Income taxes payable	71	60
Term loan - short-term	5,625	-
Installment payments – licenses, short-term	-	625
Operating lease liability, short-term	98	83
Total current liabilities	39,715	35,175
Term loan, long-term, net of debt discount	19,534	24,879
Operating lease liability, long-term	44	118
Total liabilities	59,293	60,172
Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 20,372,655 and 16,153,610 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024	1	1
Additional paid-in capital	123,106	107,094
Accumulated deficit	(97,211)	(87,027)
Total stockholders' equity	25,898	20,069
Total liabilities and stockholders' equity	$85,191	$80,241

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended		Nine-Month Periods Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Product revenue, net	$17,025	$14,629	$45,173	$42,514
Other revenue	606	-	606	-
Total revenue	17,631	14,629	45,779	42,514
Operating expenses
Cost of goods sold – (excluding amortization of acquired intangible assets)	5,755	4,471	15,484	16,199
Amortization of acquired intangible assets	1,064	814	3,193	2,443
Research and development	287	842	326	9,639
Selling, general and administrative	12,054	11,396	34,505	30,144
Total operating expenses	19,160	17,523	53,508	58,425
Loss from operations	(1,529)	(2,894)	(7,729)	(15,911)
Other expense (income)
Interest income	(154)	(188)	(441)	(566)
Interest expense	937	758	2,765	1,869
Foreign exchange transaction losses	3	51	71	104
Gain on extinguishment of debt	-	(1,125)	-	(1,125)
Total other expense (income)	786	(504)	2,395	282
Loss before income taxes	(2,315)	(2,390)	(10,124)	(16,193)
Income tax expense	-	-	60	-
Net loss	$(2,315)	$(2,390)	$(10,184)	$(16,193)
Net loss per common share:
Basic and diluted	$(0.09)	$(0.12)	$(0.43)	$(0.80)
Weighted average number of common shares:
Basic and diluted	24,959,114	20,537,794	23,628,921	20,137,942

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define EBITDA as net income (loss) excluding interest, taxes and depreciation and we define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, severance, short-term research and development expense and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

·	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

·	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred principally in connection with Emrosi™, which was the only product in our portfolio not approved for marketing and sale during the prior-year reporting period, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and the out licensing of our intellectual property and related technologies.

·	Amortization and impairments of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provides meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended		Nine-Month Periods Ended
	September 30,		September 30,
	2025	2024	2025	2024
GAAP Net Loss	$(2,315)	$(2,390)	$(10,184)	$(16,193)
EBITDA:
Interest	783	570	2,324	1,303
Taxes	-	-	60	-
Amortization of acquired intangible assets	1,064	814	3,193	2,443
EBITDA	(468)	(1,006)	(4,607)	(12,447)
Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	1,854	1,640	4,513	4,720
Gain on extinguishment of debt	-	(1,125)	-	(1,125)
Non-core & Infrequent Components:
Short-term R&D (includes one-time DFD-29 license and milestone payments)	287	692	326	9,173
Foreign exchange transaction losses	3	51	71	104
Severance	-	-	-	147
Non-GAAP Adjusted EBITDA	$1,676	$252	$303	$572
Net loss & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.09)	$(0.12)	$(0.43)	$(0.80)
Non-GAAP Adjusted EBITDA	$0.07	$0.01	$0.01	$0.03
Diluted
GAAP Net Loss	$(0.09)	$(0.12)	$(0.43)	$(0.80)
Non-GAAP Adjusted EBITDA	$0.06	$0.01	$0.01	$0.02
Weighted average number of common shares:
GAAP - Basic & Diluted	24,959,114	20,537,794	23,628,921	20,137,942
Non-GAAP - Basic	24,959,114	20,537,794	23,628,921	20,137,942
Non-GAAP - Diluted	28,280,253	24,762,014	27,289,269	24,263,348